EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                               FEBRUARY 18, 2004

                             For Further Information, Contact:
                             --------------------------------------------------
                             Lawrence M. Higby           Amin I Khalifa
                             Chief Executive Officer or  Chief Financial Officer
                             949.639.4960                949.639.4990


      APRIA HEALTHCARE
      26220 Enterprise Court
      Lake Forest, California 92630
      Tel  949.639.2000
      Fax  949.587.1850

                 APRIA HEALTHCARE ANNOUNCES 2003 FOURTH QUARTER
                         AND YEAR-END FINANCIAL RESULTS

       ALSO SETS RECORD DATE FOR ANNUAL MEETING AND ADJUSTS DEADLINES FOR
         STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS BY STOCKHOLDERS

         LAKE FOREST, CA... February 18, 2004... Apria Healthcare Group Inc. (NYSE:AHG), the nation's leading home healthcARe company, today announced revenues for the quarter ended December 31, 2003, of $356.3 million, an 8% increase compared to revenues of $328.4 million for the fourth quarter of 2002. Net income for the quarter was $29.9 million or $.58 per share (diluted) compared to $40.0 million or $.72 per share for the fourth quarter of 2002.

         Revenues for the year ended December 31, 2003, were $1,381 million, a 10% increase over 2002 revenues of $1,252 million. Net income for 2003 was $116.0 million or $2.15 per share compared to $115.6 million or $2.08 per share for 2002.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) were $89.2 million for the fourth quarter of 2003 compared to $77.3 million for the fourth quarter of 2002. As of December 31, 2003, net days sales outstanding
(DSO) were 50 days, a one day improvement from the prior year.

ADJUSTMENTS FOR COMPARABILITY

         Reported net income and earnings per share for the quarter and year ended December 31, 2002, include the favorable resolution of an income tax dispute relating to a 1992 event. The total effect of this resolution was to increase net income and earnings per share by $12.1 million and $.22 per share for the fourth quarter and year ended December 31, 2002.

         The Company believes a more meaningful comparison of results can be obtained by adjusting 2002 reported net income and earnings per share to exclude the favorable tax settlement. For the fourth quarter of 2002, adjusted net income would be $27.9 million or $.50 per share. For the full year, 2002 adjusted net income would be $103.5 million or $1.86 per share.

          "We are extremely pleased with our 2003 fourth quarter and full year operating results," said Lawrence M. Higby, Apria's Chief Executive Officer. "Our consistently strong operating performance and cash flow supports and reinforces our strategy to pursue growth, both internally and through acquisitions. During the quarter, we started seeing the results of our productivity initiatives, as selling, distribution and administrative costs were reduced to 53.2% of sales, a 1.9% improvement from prior year quarter."

          "During 2003, we purchased 27 businesses for approximately $98 million, increasing our penetration in certain markets in which we already operate and expanding our network to new markets. These acquisitions in addition to our internal efforts have resulted in increasing our growth in the respiratory business by 11% from the prior year quarter and 12% for the full year compared to prior year." During 2003, the Company also repurchased $118 million of its common stock.

         "For 2004, we are expecting that our productivity improvements will continue and are redoubling our efforts to expand our respiratory business. On the other hand, we face the challenges of lower Medicare reimbursement for respiratory medications as well as our resignation of the Gentiva CareCentrix Inc. contract. As discussed in an earlier press release, compared to 2003, we expect 2004 revenues to increase 5 to 7 percent and earnings per share to increase in the 7 to 9 percent range."

RECORD DATE ESTABLISHED FOR STOCKHOLDERS MEETING; NEW DEADLINES SET FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         The Company also announced that its Board of Directors has established March 17, 2004 as the record date for its Annual Meeting of Stockholders, which will be held on April 21, 2004. The only scheduled item of business for the Annual Meeting will be the election of Directors.

         Due to the fact that the Annual Meeting date has been set for April instead of in July as has been the Company's practice in recent years, the Company has also adjusted the deadlines for stockholder proposals and Director nominations. For stockholder proposals to be considered for inclusion in the proxy materials for the Annual Meeting, they must be received by Apria's Secretary no later than March 1, 2004. To be considered timely, Director nominations made in compliance with Apria's Policy Regarding Alternative Director Nominations by Stockholders must also be received by Apria's Secretary no later than March 1, 2004.

         Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 425 branches serving patients in 50 states. With nearly $1.4 billion in annual revenues, it is the nation's leading homecare company.

         This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the Company's filings with the Securities and Exchange Commission and other factors over which the Company has no control.
                           (financial tables attached)

                                                 APRIA HEALTHCARE GROUP INC.
                                            CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,    DECEMBER 31,
(dollars in thousands)                                             2003            2002
--------------------------------------------------------------------------------------------
                                                                (unaudited)
                            ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                        $  160,553      $   26,383
Accounts receivable, net of allowance for doubtful accounts         196,413         185,298
Inventories, net                                                     29,089          27,067
Other current assets                                                 43,280          51,613
                                                                 ----------      ----------
          TOTAL CURRENT ASSETS                                      429,335         290,361

PATIENT SERVICE EQUIPMENT, NET                                      209,551         186,210
PROPERTY, EQUIPMENT & IMPROVEMENTS, NET                              50,192          54,134
OTHER ASSETS, NET                                                   354,357         264,951
                                                                 ----------      ----------
          TOTAL ASSETS                                           $1,043,435      $  795,656
                                                                 ==========      ==========


              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued liabilities                         $  160,738      $  162,000
Current portion of long-term debt                                    31,522          21,713
                                                                 ----------      ----------
          TOTAL CURRENT LIABILITIES                                 192,260         183,713

LONG-TERM DEBT, net of current portion                              469,241         247,655
OTHER NON-CURRENT LIABILITIES                                        15,986          12,979
                                                                 ----------      ----------
          TOTAL LIABILITIES                                         677,487         444,347

STOCKHOLDERS' EQUITY                                                365,948         351,309
                                                                 ----------      ----------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $1,043,435      $  795,656
                                                                 ==========      ==========

                                                 APRIA HEALTHCARE GROUP INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                         (unaudited)

                                                                THREE MONTHS ENDED              YEARS ENDED
                                                                    DECEMBER 31,                DECEMBER 31,
                                                              ---------------------       -----------------------
(dollars in thousands, except per share data)                    2003        2002            2003         2002
-----------------------------------------------------------------------------------------------------------------
Respiratory therapy                                           $ 241,595   $ 217,158       $  930,406   $  830,972
Infusion therapy                                                 61,205      58,986          241,860      229,190
Home medical equipment/other                                     53,469      52,236          208,679      192,034
                                                              ---------   ---------       ----------   ----------
          NET REVENUES                                          356,269     328,380        1,380,945    1,252,196

          GROSS PROFIT                                          256,656     238,298        1,004,202      911,279

Provision for doubtful accounts                                  12,931      10,581           51,154       45,115
Selling, distribution and administrative expenses               189,564     180,920          747,799      684,738
Amortization of intangible assets                                 1,507         678            3,650        2,681
                                                              ---------   ---------       ----------   ----------
          OPERATING INCOME                                       52,654      46,119          201,599      178,745
Interest expense (income), net                                    5,021        (844)          15,026       10,793
                                                              ---------   ---------       ----------   ----------
          INCOME BEFORE TAXES                                    47,633      46,963          186,573      167,952
Income tax expense                                               17,736       6,986           70,581       52,357
                                                              ---------   ---------       ----------   ----------
NET INCOME                                                    $  29,897   $  39,977       $  115,992   $  115,595
                                                              =========   =========       ==========   ==========
Income per common share- assuming dilution                    $    0.58   $    0.72       $     2.15   $     2.08
                                                              =========   =========       ==========   ==========

Weighted average number of common shares outstanding             51,888      55,414           54,066       55,455



RECONCILIATION - ADJUSTED NET INCOME:

Reported net income                                           $  29,897   $  39,977       $  115,992   $  115,595
Less: Gain from tax settlement                                        -     (12,085)               -      (12,085)
                                                              ---------   ---------       ----------   ----------
Adjusted net income                                           $  29,897   $  27,892       $  115,992   $  103,510
                                                              =========   =========       ==========   ==========

Reported income per common share - assuming dilution          $    0.58   $    0.72       $     2.15   $     2.08
Less: Gain from tax settlement                                        -       (0.22)               -        (0.22)
                                                              ---------   ---------       ----------   ----------
Adjusted income per common share - assuming dilution          $    0.58   $    0.50       $     2.15   $     1.86
                                                              =========   =========       ==========   ==========



RECONCILIATION - EBITDA:

Reported net income                                           $  29,897   $  39,977       $  115,992   $  115,595
Add back: Interest expense (income), net                          5,021        (844)          15,026       10,793
Add back: Income tax expense                                     17,736       6,986           70,581       52,357
Add back: Depreciation                                           35,021      30,477          135,952      116,043
Add back: Amortization of intangible assets                       1,507         678            3,650        2,681
                                                              ---------   ---------       ----------   ----------
EBITDA                                                           89,182      77,274          341,201      297,469

Add back: Fees related to tax settlement                              -       1,710                -        1,710
                                                              ---------   ---------       ----------   ----------
Adjusted EBITDA                                               $  89,182   $  78,984       $  341,201   $  299,179
                                                              =========   =========       ==========   ==========

                                                 APRIA HEALTHCARE GROUP INC.
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                         (unaudited)
                                                                                       YEARS ENDED
                                                                                       DECEMBER 31,
                                                                                 -----------------------
(dollars in thousands)                                                              2003         2002
--------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                                       $ 115,992     $ 115,595
Items included in net income not requiring cash:
     Provision for doubtful accounts                                                51,154        45,115
     Depreciation and amortization                                                 139,602       118,724
     Deferred income taxes and other                                                20,617        56,519
Changes in operating assets and liabilities, exclusive
  of effects of acquisitions                                                       (63,460)      (73,909)
                                                                                 ---------     ---------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                                263,905       262,044
                                                                                 ---------     ---------

INVESTING ACTIVITIES

Purchases of patient service equipment and property, equipment
  and improvements, exclusive of effects of acquisitions                          (144,007)     (121,727)
Proceeds from disposition of assets                                                    774           318
Cash paid for acquisitions, including payments of deferred consideration           (99,403)      (73,960)
                                                                                 ---------     ---------
          NET CASH USED IN INVESTING ACTIVITIES                                   (242,636)     (195,369)
                                                                                 ---------     ---------

FINANCING ACTIVITIES

Net proceeds (payments) on debt                                                    225,066       (30,345)
Capitalized debt issuance costs                                                     (6,649)         (666)
Outstanding checks included in accounts payable                                        632        (2,477)
Repurchases of common stock, net                                                  (106,148)      (16,163)
                                                                                 ---------     ---------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      112,901       (49,651)
                                                                                 ---------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                          134,170        17,074
Cash and cash equivalents at beginning of year                                      26,383         9,359
                                                                                 ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $ 160,553     $  26,383
                                                                                 =========     =========




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